                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              AMENDMENT NO. 5 TO SCHEDULE 14C INFORMATION STATEMENT

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                           Check the appropriate box:

                      |X| PRELIMINARY INFORMATION STATEMENT

     |_| Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))

                      |_| DEFINITIVE INFORMATION STATEMENT

                         TECHNOLOGY VISIONS GROUP, INC.
                         ------------------------------

                (Name of Registrant as Specified in its Charter)

                PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX)

                              |_| No fee required.

    | | Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)   Title of each class of securities to which transaction applies:
              Common Stock, $0.001 par value per share.

         2)   Aggregate number of securities to which transaction applies:
              147,746,648 shares of Common Stock. The number is adjusted to reflect the 12-for-1 reverse stock split which will be effective as of the effective time of the merger and the issuance of the merger shares.

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              $1.86. The price is adjusted to reflect the 12-for-1 reverse stock split which will be effective as of the effective time of the merger and the issuance of the merger shares.

         4) Proposed maximum aggregate value of transaction: $186,160,776. The value of the transaction is adjusted to reflect the 12-for-1 reverse stock split which will be effective as of the effective time of the merger and the issuance of the merger shares.

         5)   Total fee paid: $21,911.12

             |X|  Fee paid previously with preliminary materials.

             |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Amount Previously Paid:

                  2) Form, Schedule or Registration Statement No.:

                  3) Filing Party:

                  4) Date Filed:


                                    CALCULATION OF FILING FEE

                                    AGGREGATE       PRICE PER
                                    NUMBER OF       SHARE OF
                                   SECURITIES      SECURITIES TO
                                    TO WHICH          WHICH           AGGREGATE
     TITLE OF EACH CLASS OF        TRANSACTION     TRANSACTION    PROPOSED VALUE OF     AMOUNT OF
   SECURITIES TO BE REGISTERED       APPLIES       APPLIES (1)     TRANSACTION (2)     FILING FEE
====================================================================================================
Common Stock                        147,746,648      $ 1.86         $186,160,776      $21,911.12
----------------------------------------------------------------------------------------------------
      Total                         147,746,648      $ 1.86         $186,160,776      $21,911.12
====================================================================================================

1. Estimated solely for the purpose of calculating the filing fee pursuant to Exchange Act Rule 0-11 as of the close of the market on December 29, 2004, based upon the average of the high and low sale prices for that date, which was $.105. The price has been adjusted to reflect the 12-for-1 reverse stock split which will be effective as of the effective time of the merger and the issuance of the common shares.
2. Estimated solely for the purpose of calculating the registration fee pursuant to Exchange Act Rule 0-11. The price has been adjusted to reflect the 12-for-1 reverse stock split which will be effective as of the effective time of the merger and the issuance of the common shares. See footnote 1 above.

EXPLANATORY NOTE:

This Amendment No. 5 to Preliminary Information Statement on Form 14C is made solely to file Attachment 4 in its correct form, as attached hererto. No other modifications, and no other portions of the existing Information Statement as previously filed with the Securities and Exchange Commission, are filed or made hereby.

ATTACHMENT 4

                      FINANCIAL STATEMENTS OF SUTURA, INC.

                          SUTURA FINANCIAL INFORMATION

The following financial information for Sutura for the periods indicated is included as part of this Information Statement:


o        Audited Consolidated Balance Sheet for the year ended December 31,
         2004.

o Audited Consolidated Statements of Operations, Stockholders Deficit and Cash Flows for the years ended December 31, 2004 and 2003.

o        Sutura and Subsidiaries Notes to Financial Statements.




                                       4-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sutura Inc. and subsidiaries

We have audited the accompanying consolidated balance sheet of Sutura Inc. and subsidiaries as of December 31, 2004 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sutura Inc.and subsidiaries as of December 31, 2004, and the results of its consolidated operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Through December 31, 2004, the Company had incurred cumulative losses of $45,138,362 (including comprehensive loss of $955,034) and net losses of $5,672,405 (including $211,040 of comprehensive loss) and $6,070,406 (including $ 445,636 of comprehensive loss) for the fiscal years 2004 and 2003, respectively. These factors as discussed in Note 16 to the consolidated financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS
Huntington Beach, California
March 25, 2005


                                      4-2


                          SUTURA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS
                                     ------
CURRENT ASSETS:
     Cash and cash equivalents                                              623,729
     Prepaid expenses                                                         9,840
                                                                       -------------
          Total current assets                                              633,569

PROPERTY AND EQUIPMENT, net                                                 638,766

DEPOSITS                                                                     35,290
                                                                       -------------
                                                                       $  1,307,624
                                                                       =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                       -------------------------------------

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                             $  4,670,991
     Loan payable - officer                                                 204,727
     Customer deposits                                                    1,173,225
     Notes payable - officer                                                836,618
     Notes payable                                                          286,172
     Convertible notes payable - officer                                  1,500,000
     Convertible notes payable - net of beneficial conversion feature       545,388
                                                                       -------------
          Total current liabilities                                       9,217,121

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
     Series A convertible preferred stock, $0.00025 par value;
        352,160 shares authorized, issued and outstanding                        88
     Common stock, $0.00025 par value; 10,000,000 shares authorized;
        7,008,628 shares issued and outstanding                               1,752
     Additional paid in capital                                          37,277,025
     Accumulated deficit                                                (44,233,328)
     Other comprehensive loss                                              (955,034)
                                                                       -------------
          Total stockholders' deficit                                    (7,909,497)
                                                                       -------------
                                                                       $  1,307,624
                                                                       =============

The accompanying notes are an integral part of these consolidated financial statements.


                                      4-3

                           SUTURA, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                            2004           2003
                                                        ------------   ------------
NET SALES                                               $    28,581    $   197,941

COST OF GOODS SOLD                                          549,128        649,063
                                                        ------------   ------------
GROSS LOSS                                                 (520,547)      (451,122)
                                                        ------------   ------------

OPERATING EXPENSES:
Depreciation and amortization                               336,179      1,025,135
Research and development                                    195,867        463,890
General and administrative                                3,342,071      3,086,202
Sales and marketing                                         672,370        424,510
                                                        ------------   ------------
       Total operating expenses                           4,496,488      4,999,737

                                                        ------------   ------------
OPERATING LOSS                                           (5,017,035)    (5,450,859)

OTHER INCOME (EXPENSE)
       Interest Income                                        1,827             --
       Interest Expense                                    (656,085)      (504,444)
       Beneficial conversion feature                       (545,388)       (98,277)
       Gain on settlement of debt                           638,013             --
       Other Expense                                        167,303        428,810
                                                        ------------   ------------
       Total other income (expense), net                   (394,330)      (173,911)
                                                        ------------   ------------
NET LOSS                                                 (5,461,366)    (5,624,770)

OTHER COMPREHENSIVE LOSS
       Translation adjustment                              (211,040)      (445,636)

                                                        ------------   ------------
COMPREHENSIVE LOSS                                      $(5,672,405)    (6,070,406)
                                                        ============   ============

BASIC AND DILUTED NET LOSS PER SHARE                    $     (0,78)         (0,81)
                                                        ============   ============

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING     6,976,330      6,952,874
                                                        ============   ============

* Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

The accompanying notes are an integral part of these consolidated financial statements.

                                      4-4


                                                    SUTURA, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                           FOR THE YEARS ENDED DECEMBER 31,2003 AND 2004


                                                              SERIES A
                                                            CONVERTIBLE                                            ADDITIONAL
                                                           PREFERRED STOCK                COMMON STOCK              PAID-IN
                                                        SHARES        AMOUNT         SHARES          AMOUNT         CAPITAL
                                                    -------------  -------------  -------------   -------------   -------------

BALANCE, JANUARY 1, 2003                                 352,160   $         88      6,893,449    $      1,724    $ 26,876,463
Stock options exercised:                                      --             --             --              --              --
Warrants issued during the year                               --             --             --              --    $    554,388
Shares repurchased Namco                                      --             --        (15,000)   $         (4)   $   (121,796)
Shares issued to Merlin Capital Venture                       --             --        100,000    $         25    $    811,975
Shares issued for consulting                                  --             --          7,500    $          2    $     60,898
Compensation expenses stock-options non employees             --             --             --              --    $    307,257
Compensation expenses stock-options employees                 --             --             --              --    $          0
Foreign translation adjustment                                --             --             --              --              --
Net loss                                                      --             --             --              --              --
BALANCE, DECEMBER 31, 2003                               352,160   $         88      6,985,949    $      1,747    $ 28,489,185
BALANCE, JANUARY 1ST, 2004
Warrants exercised                                            --             --         50,000    $         13    $        487
Private placement of common stock                             --             --         56,631    $         13    $  1,285,181
Shares issued for consulting                                  --             --          7,500    $          2    $     60,898
Compensation expenses warrants non employees                  --             --             --              --    $    622,811
Compensation expenses options employees                       --             --             --              --    $    793,440
Buy back of stock                                             --             --        (91,452)   $         23    $   (524,977)
Beneficial conversion feature                                 --             --             --              --    $  6,550,000

Foreign translation adjustment                                --             --             --              --              --
Net loss                                                      --             --             --              --              --

BALANCE, DEC 31, 2004                                    352,160   $         88      7,008,628    $      1,752    $ 37,277,025

                                                                                                                    (CONTINUED)

                                                                       OTHER           DEFICIT          TOTAL
                                                                    COMPREHENSIVE    ACCUMULATED    STOCKHOLDERS
                                                      DEFERRED         INCOME          DURING          EQUITY
                                                    COMPENSATION       (LOSS)        DEVELOPMENT      (DEFICIT)
                                                    -------------   -------------   -------------   -------------

BALANCE, JANUARY 1, 2003                            $ (1,073,658)   $   (298,358)   $(33,147,191)   $ (7,640,932)
Stock options exercised:                                      --              --              --    $          0
Warrants issued during the year                     $          0              --              --    $    554,388
Shares repurchased Namco                                      --              --              --    $   (121,800)
Shares issued to Merlin Capital Venture                       --              --              --    $    812,000
Shares issued for consulting                                  --              --              --    $     60,900
Compensation expenses stock-options non employees   $    505,218              --              --    $    812,475
Compensation expenses stock-options employees       $    568,440              --              --    $    568,440
Foreign translation adjustment                                --        (445,636)             --        (445,636)
Net loss                                                      --              --    $ (5,624,770)   $ (5,624,770)
BALANCE, DECEMBER 31, 2003                          $          0    $   (743,994)   $(38,771,962)   $(11,024,936)
BALANCE, JANUARY 1ST, 2004
Warrants exercised                                            --              --              --    $        500
Private placement of common stock                             --              --              --    $  1,285,194
Shares issued for consulting                                  --              --              --    $     60,900
Compensation expenses warrants non employees                  --              --              --    $    622,811
Compensation expenses options employees                       --              --              --    $    793,440
Buy back of stock                                             --              --              --    $   (525,000)
Beneficial conversion feature                                 --              --              --    $  6,550,000

Foreign translation adjustment                                --        (211,040)             --        (211,040)
Net loss                                                      --              --    $ (5,461,366)   $ (5,461,366)

BALANCE, DEC 31, 2004                               $          0    $   (955,034)   $(44,233,328)   $ (7,909,497)

                      The accompanying notes are an integral part of these consolidated financial statements.

                                                          4-5


                                   SUTURA, INC. AND SUBSIDIARY
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                              2004           2,003
                                                                          ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                          $(5,461,366)    (5,624,770)
        Adjustments to reconcile net loss to net cash used in
           operating activities:
             Depreciation and amortization                                    284,636      1,025,135
              Beneficial conversion feature                                    545,388         98,277
             Common shares issued for services                                 60,900        690,200
             Stock based compensation expenses- employees                     793,440        596,640
             Stock based compensation expenses-  non employees                622,811        873,375
              Bad debt expense                                                 51,000          6,894
             (Increase) decrease in current assets:
                         Accounts receivables                                 (33,969)       116,646
                         Employee Advances                                         --         (4,800)
                         Inventory                                                 --             --
                         Prepaid expenses                                     (10,876)         1,402
             Increase (decrease) in current liabilities:
                         Accounts payable and accrued liabilities            (810,681)       605,383
                         Accrued payroll                                      330,050      1,240,193
                         Customer deposits                                          0        (35,875)
                                                                          ------------   ------------
        Total Adjustments                                                   1,832,700      5,213,470
                                                                          ------------   ------------
             Net cash used for operating activities                        (3,628,665)      (411,300)
                                                                          ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
             Disposition of property & equipment                               32,171         25,488
                                                                          ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:

                         Proceeds from exercise of warrants                       500             --
                         Proceeds from private placements and warrants      1,285,206             --
                         Proceeds from notes payable                        6,459,517        382,268
                         Buy back of stock                                   (525,000)            --
                         Pay off notes payables                            (3,000,000)            --
                                                                          ------------   ------------
             Net cash provided by financing activities                      4,220,223        382,268
                                                                          ------------   ------------

NET INCREASE(DECREASE) IN CASH & CASH EQUIVALENTS                             623,729         (3,544)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                          0          3.544

                                                                          ------------   ------------
CASH & CASH EQUIVALENTS, ENDING BALANCE                                   $   623,729    $        --
                                                                          ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

        Interest paid                                                     $   255,637    $        --
                                                                          ============   ============
        Income taxes                                                      $        --    $        --
                                                                          ============   ============


      The accompanying notes are an integral part of these consolidated financial statements.

                                                4-6

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Sutura Inc. was incorporated in Delaware in 1996 under the name NR Medical, Inc., and changed its name to Sutura, Inc. in July 1998, Sutura's headquarters are located at 17080 Newhope Street, Fountain Valley, California 92708.

Sutura meets the definition of a "Small Business Issuer" as such term is defined in Item 10(a) of Regulation S-B under the Securities Exchange Act of 1934, as amended. Sutura currently has 28 employees and maintains its headquarters in Fountain Valley, California, in a 20,000 square foot facility. This facility is a QSR (Food and Drug Administration - Quality Systems Regulations) and ISO (International Standards Organization) certified freestanding facility with 2,000 square feet of cleanroom space and an additional 3,200 square feet convertible to cleanroom, if required. Sales offices (with warehouse space) of approximately 1,000 square feet each are leased in Eindhoven, the Netherlands and La Gaude, France to support sales and marketing efforts in Europe.

Sutura(R), Inc. is a medical device company that has developed a line of innovative, minimally invasive vessel closure devices to suture the puncture created in the femoral artery during catheter-based procedures performed primarily in the fields of cardiology and radiology, such as angioplasty, stenting, artherectomy and diagnostic angiography. Sutura's objective is to become the leader in medical devices for arterial vessel closure.

BASIS OF PRESENTATION

PRINCIPALS OF CONSOLIDATION

The consolidated financial statements include the accounts of Sutura Inc. and its wholly owned subsidiaries - Sutura BV, Sutura SARL and Sutura GMBH. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts that may exceed federally insured limits. The company has not experienced any losses in such accounts.

PROPERTY & EQUIPMENT

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation is computed using various methods over the estimated useful lives of the assets, ranging from three to seven years.

                                      4-7

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

Depreciation is computed using accelerated methods based on the estimated useful lives of the assets, generally as follows:

             Computer software                                    3 years
             Office furniture and fixtures                      5-7 years
             Equipment                                            5 years

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

SFAS 130 requires unrealized gains and losses on the Company's available for sale securities, currency translation adjustments, and minimum pension liability, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income

During the year ended December 31,2004 and 2003, comprehensive income included net translation loss of $211,040 and $445,636, respectively. Other comprehensive loss, as presented on the accompanying consolidated balance sheet in the stockholders' equity section amounted to $955,034 as of December 31, 2004.

REVENUE RECOGNITION

Revenue from sales of our products is recognized under the provisions of SAB 104, which is generally when products are shipped, title has transferred and risk of loss has passed to the buyer and collectibility is assured. In the United States, Germany and France, Sutura sells its products directly to hospitals and clinics. Revenue is recognized upon shipment of products to customers, net of returns. In all other international markets, Sutura sells it products to international distributors, who subsequently resell the products to hospitals and clinics. Sutura has agreements with each of its distributors which provide that title and risk of loss pass to the distributor upon shipment of the products to the distributor.

ACCOUNTS RECEIVABLE

The company maintains an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customer or distributor's compliance with our credit terms, the financial condition of the customer or distributor and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates.

The company has provided allowance for bad debts in amounts of $51,000 and $6,894 for the years ended December 31, 2004 and 2003 respectively.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF:

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

                                      4-8

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109). Under SFAS 109, deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RESEARCH AND DEVELOPMENT COSTS

All research and development costs are charged to operations as incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying, as financial instruments are a reasonable estimate of fair value.

EARNINGS PER SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Weighted average number of shares used to compute basic and diluted loss per share is the same in these financial statements since the effect of dilutive securities is anti-dilutive.

STOCK-BASED COMPENSATION

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123.

                                      4-9

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

ISSUANCE OF SHARES FOR SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

ACCOUNTS PAYABLE & ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following at December 31, 2004:

           Accounts payable - trade creditors          $   380,751
           Accounts payable - legal and professional   $   644,241
           Accrued expenses                                345,170
           Accrued compensation                          2,731,927
           Accrued interest payable                        568,902
                                                      -------------
                                                      $  4,670,991
                                                      =============

SEGMENT REPORTING

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Currently, SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.

CURRENT ACCOUNTING PRONOUNCEMENTS:

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

                                      4-10

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003.

In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for the year ended December 31, 2004 and 2003, as follows ($ in thousands, except per share amounts). :

                                                        Year ended December 31

                                                           2004           2003
                                                       -----------   -----------
     Net loss - as reported                            $   (5,461)   $   (5,625)
     Total stock-based employee
       compensation expense determined
       under fair-value-based method for all
       rewards, net of tax                                   (177)         (253)
                                                       -----------   -----------
     Pro forma net loss                                $   (5,638)   $   (5,878)
                                                       ===========   ===========

     Earnings (loss) per share:

     Basic and diluted, as reported                    $    (0.78)   $    (0.81)
     Basic and diluted, as pro-forma                   $    (0.81)   $    (0.85)


                                           4-11

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 EQUIPMENT

          Equipment consisted of the following as of December 31, 2004:

                                                      December 31,
                                                          2004
                                                      ------------
               Computers                              $   325,197
               Office furniture and fixtures              570,978
               Machinery & equipment                    2,282,136
                                                      ------------
                                                        3,178,311
               Less: Accumulated depreciation          (2,539,545)
                                                      ------------
                                                      $   638,766
                                                      ============

NOTE 3 CUSTOMER DEPOSITS

In 2002, the Company entered into option and distribution agreement with a distributor. Under the agreement, the Company received $1,250,000 as an advance payment which will be applied against distributor's future purchases of products. No products were supplied for the period ended December 31, 2004. There is balance of $1,173,225 as of December 31, 2004.

NOTE 4 LOAN PAYABLE - OFFICERS

The Company has loaned monies from two of its officers. The loans are payable on demand, interest free and are unsecured. The Company owes the officers an amount of $204,727 as of December 31, 2004.

NOTE 5 NOTES PAYABLE - OFFICERS

Notes payable to officers consisted of the following :

                                                          Dec 31, 2004

Note payable to officer payable on demand
bearing interest rate of 8%, unsecured                    $    686,618

Note payable to officer payable on demand
bearing interest rate of 8%, unsecured                    $    150,000
                                                          -------------
                  Total notes payable - officer           $    836,618
                                                          =============

Interest expense for the year ended December 31, 2004 and 2003 amounted to $64,742 and $48,061 respectively.

                                      4-12

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 NOTES PAYABLE

The Company has notes payable on December 31, 2004 as per follows:

     Notes payable with interest at 8% per annum, due and
     demandable on October 31, 2005.                               $    175,000

     Note payable with interest at 8% per annum, due and
     demandable on December 31, 2005.                                   111,172

                                                                   -------------
           Total notes payable                                     $    286,172
                                                                   =============

Interest expense for the year ended December 31, 2004 and 2003 amounted to $29,517 and $22,994 respectively.

NOTE 7 CONVERTIBLE NOTES PAYABLE - OFFICERS

In September 2001, the company raised capital through issuance of $1,000,000 unsecured 8% convertible notes payable to the officer. On June 25, 2002 the company issued a convertible note payable of $500,000 at the same terms to another officer increasing the total to $1,500,000. The note shall be converted into that number of shares of common stock of the company obtained by dividing the outstanding principal amount of this note by the amount derived by dividing the Company's valuation on the date of issuance of note by the number of shares of common stock and common stock equivalents outstanding on the effective date of conversion, determined on a fully diluted basis and without regard to whether the securities representing such common stock equivalents may then be exercised for or converted into shares of common stock. The notes have conversion rights based on a company valuation of $35 million and if all converted will increase the number of outstanding shares by approximately 643,000.


The beneficial conversion feature of these notes based on the fair value at the time was $521,563. Using the effective interest method these amounts have been amortized over the term of the notes with the remainder, $98,276,expensed in 2003.

NOTE 8 CONVERTIBLE NOTES PAYABLE

In September of 2004, the company arranged a debt financing of $6,550,000 from Whitebox Advisors and related parties in exchange for the issuance of eighteen-month 12% convertible promissory notes and warrants. The performance of the notes is secured by all of the assets of the company. The notes and warrants have conversion rights based on a company valuation of $100 million and if all converted will increase the number of outstanding shares by approximately 1,386,200.

The beneficial conversion feature of these notes is $6,550,000 based on the fair value of the stock and the warrants. Using the effective interest method these amounts will be amortized over the 18 months term of the notes and charged to interest. In the year ending December 31, 2004, $545,388 was expensed.

The convertible notes payable at December 31, 2004 have been reflected in the accompanying balance at the net of beneficial conversion feature and amounts to $545,388.

                                      4-13

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

The majority of the Sales in the year ended December, 2004 and 2003 was made to a few customers. At December 31, 2004 the total sales to two major customers was $28,581 and the receivable balance from these major customers was $0. In fiscal year 2003, the two major customers comprised approximately $133,613 of the Company's total sale and the receivable balance from these major customers was $16,571. Management believes that customer acceptance, billing, and collection policies are adequate to minimize potential risk on trade receivables.

NOTE 10  TAXES ON INCOME

Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

As of December 31, 2004, the Company had operating loss carry forwards expiring in various years through 2024. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when in the opinion of management, utilization is not reasonably assured.

               A summary at December 31, 2004 is as follows:

                                                Federal         Foreign           Total
                                            --------------   --------------   --------------
 Operating loss carry forward               $  42,150,586    $   3,037,772       45,188,358
 Stock based compensation                       6,633,166                         6,633,166
 Beneficial feature amortization                2,583,985                         2,583,985
 Net operating loss carry forward              32,883,435        3,037,772       32,883,435
 Effective tax rate                                    32%              35%              32%
                                            --------------   --------------   --------------
 Deferred tax asset                            10,572,699        1,063,220       11,635,919
 Valuation allowance                          (10,572,699)      (1,063,220)     (11,635,919)
                                            --------------   --------------  ---------------
 Net deferred tax asset                     $           0    $           0   $            0
                                            ==============   ==============  ===============

                                      4-14

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Consolidated Statements of Operations:

                                                       December 31   December 31
                                                          2004          2003
                                                       -----------   -----------
Tax expense (credit) at statutory rate-federal            (32)%         (32)%
State tax expense net of federal tax                       (8)           (8)
Permanent differences                                       1             1
Valuation allowance                                        39            39
                                                       -----------   -----------
Tax expense at actual rate                                  -             -
                                                       ===========   ===========

NOTE 11 GAIN ON SETTLEMENT OF DEBT

In September and October 2004, Sutura negotiated a settlement with two convertible note holders to pay the outstanding notes of $3,000,000,issued in 2001, at par value, without accrued interest, which resulted in a gain of $638,013 recorded as other income from debt restructuring.

NOTE 12 COMMITMENTS

The company previously leased its facilities in Fountain Valley, California (Newhope Street Property), from its president. During fiscal years 2004 and 2003, the Company was charged rental payments amounting $300,000 and $300,000, respectively.

On August 2, 2004, the President of the Company sold the Newhope Street Property to NVProperties LLC, a Nevada limited liability company. At the same time, NV Properties entered into a new lease with the Company on substantially the same economic terms as the prior lease between the the Company and the President of the Company. The term is for a period of ten years, commencing on August 1, 2004. The base rent is $25,000 per month.

The future minimum monthly lease payments under the facility operating lease, whose terms are in excess of one year follows:

                   Year Ending
                  December 31,
                  ------------
                      2006              $   300,000
                      2007                  300,000
                      2008                  300,000
                      2009                  300,000
                      2010                  300,000
                                        ------------
                      Total             $ 1,500,000

In September of 2004, the company arranged a debt financing of $6,550,000 from Whitebox Advisors and related parties in exchange for the issuance of eighteen-month 12% convertible promissory notes and warrants. The performance of the notes is secured by all of the assets of the company. The notes and warrants have conversion rights based on a company valuation of $100 million and if all converted will increase the number of outstanding shares by approximately 1,386,200.

NOTE 13 RELATED PARTY TRANSACTIONS

The company leased its facilities in Fountain Valley, California ( Newhope Street Property) from the officer of the Company. During fiscal years 2004 and 2003, the officer charged rental payments to the Company of $175,000 and $300,000 respectively. The Company did not actually pay any of the rent amounts due in 2003 and 2002 until April of 2004 when $300,000 was paid. The company accrued penalties for late payment incurred by the officer in 2003 and 2004 for failure to timely pay interest in the amounts of $97,388 and $46,272 respectively.

In connection with the proposed merger with Milennium one of company's officers advanced, in exchange for a note at 8% interest, $45,000 to Millenium to for merger related expenses.


                                      4-15

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

With the merger cancelled the Company has agreed to take over this note per the end of December 2004.The same officer advanced $55,000 in March of 2004 with the result that notes payable to officers has been increased by $100,000 in 2004.

At the height of its liquidity crises in January 2004 and again in August of 2004 the company borrowed at short notice money from Cine sales, a company which is owned by a brother of Mr. Nobles. The totals borrowed were $22,868 for 11 months at 8% per year, $25,875 at 20% per year for 3 months and $205,000 at 12% for one month.

The total interest expense incurred on these loans for 2004 was $32,177.
The company further contracted Cinesales for the production of two professional videos documenting all aspects of the companies operations and which are and have been used in the fund raising efforts of the company. For these services the Company issued 25,000 warrants at a strike price of $13.58.

The fair value of the warrants using the Black-Scholes model and a stock price of $11.00, volatility of 89% and a discount rate of 3.52% is $185,480 which was expensed as consulting expenses in 2004.

NOTE 14 LEGAL PROCEEDINGS

A lawsuit was filed on September 26, 2003 against the Company titled Rochelle v. Sutura, Inc. The plaintiff was seeking repayment of amounts due under a prior convertible note that had been converted into capital stock of the Company. The lawsuit was dismissed on October 20, 2004 based upon the monetary settlement paid by the company to the plaintiff in the amount of $150,000.

A lawsuit was filed on June 10, 2003 titled Velocity Precision Molds & Prototype Inc. v. Sutura Inc. The plaintiff sought monetary damages alleging that the Company had entered into series of oral and written contracts with plaintiff for service and materials to manufacture prototype molds. It was further alleged that the Company failed to pay for contracted services and materials in amount of $56,480, together with interest. The case went to trial and settled. The settlement provided that no money would be paid to the plaintiff and in return the company agreed to dismiss its cross-complaint against the plaintiff.

A lawsuit was filed against the Company on January 30, 2003 titled Precision Wire Components v. Sutura Inc. The lawsuit sought monetary damages alleging that the plaintiff had delivered the materials and provided services and was owed $25,642, together with interest and cost of litigation. The lawsuit was dismissed on July 26, 2004 based upon the monetary settlement paid by company to the plaintiff. The company has accrued $25,642 on the accompanying financials.

NOTE 15 STOCKHOLDER'S DEFICIT

COMMON STOCK

IN the year ended December 31, 2004 the Company issued 56,631 shares and 106,986 warrants for $1,285,191 in private placements of its stock. The warrants had a fair value is $695,126. The average share value for these transactions, discounted for the value of the warrants, amounted to $11.00 per share.

In March 2004 the Company issued 50,000 shares towards the exercise of warrants and received $500 in cash.

In March 2004 the company issued 7,500 shares for services rendered in connection with financing deals. The fair value of the shares of $60,900 was charged to stock based consulting expenses.

In September 2004, as part of a settlement with a convertible note holder, the Company agreed to buy back 61,902 shares for the original price of $375,000. In October 2004, as part of a settlement with another convertible note holder, the Company agreed to buy back 29,550 shares for $150,000.

                                      4-16

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

STOCK OPTIONS

In February 1999, the Company adopted the 1999 Stock Option Plan (1999 Plan) andin 2001 the 2001 Stock Option Plan (2001 Plan). Under the terms of these plans,incentive stock and non-statutory stock Options to purchase 2,250,000 shares of the Company's common stock are available for grant to directors, employees,consultants and advisors. Vesting of the options in both plans commences on the grant date and options generally vest at a rate of 25% per year and expire within 10 years of date of grant. Under the 2001 plan 507,750 options were issued at $5.00 per share with vesting commencing in 1999 and 2000. In May and August of 2003, 50,000 options were granted at $5.00 each in connection with consulting services. These options had immediate vesting and a legal live of 5 years. The fair value of these options using the Black Scholes option-pricing model with a stock-price at date of grant of $8.12 , volatility of 89% and risk free interest of 3.52%, was calculated at $215,080 and has been recorded as consulting expense in 2003.In 2004 no options were issued and 36,000 options were canceled.

A summary of the status of the plan is presented below:

                                      1999 Plan      2001 Plan    Weighted Price
                                      ---------      ---------    --------------

OUTSTANDING, DECEMBER 2001            1,720,750        507,750         $2.64

Granted                                       0              0

Cancelled                              (103,980)      (151,500)

Exercised                                (4,020)             -             -
                                   -------------   ------------    -----------
OUTSTANDING, DECEMBER 2002            1,612,750        356,250         $2.34

Granted in 2003                          50,000                        $5.00

Cancelled in 2003                        (3,250)       (25,750)           -
                                   -------------   ------------    -----------
OUTSTANDING, DECEMBER 2003            1,659,500        330,500         $2.36

Granted in 2004                               0              0

Cancelled in 2004                        12,500         23,500

OUTSTANDING, DECEMBER  2004           1,647,000        307,000         $2.34
                                   =============   ============    ===========

                                      4-17

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

                    OPTIONS OUTSTANDING END OF DECEMBER 2004
                    -----------------------------------------

     EXERCISE               ISSUE                  NUMBER               NUMBER
      PRICES                 DATE               OUTSTANDING          EXERCISABLE
--------------------------------------------------------------------------------
      $0.50                Feb-99                   84,000              84,000

      $0.55               Feb - 99                 850,000             850,000

      $2.50               Nov - 99                 250,000             250,000

      $2.50               Jan - 00                 140,000             140,000

      $4.00               Apr - 99                  60,000              60,000

      $5.00               Nov - 99                 187,000             187,000

      $5.00               May - 00                   5.500               5.500

      $5.00               Aug - 00                  20,500              20,500

      $5.00               Oct - 01                 307,000             307,000

      $5.00               May - 03                  50,000              50,000

TOTAL:                                           1,954,000           1,954,000

WARRANTS

During the year ended December 31, 2004, the Company issued warrants for the following:

As part of private placements of its stock the company issued a 106,986 warrants at $13,58 each to various investors in 2004 The fair value of these warrants using the Black Scholes option-pricing model with a stock-price at date of grant of $11,00, volatility of 89% and risk free interest of 3.52% is $695,126 and has been accounted for as part of the private placement. In April of 2004 83,946 warrants were granted at $13,58 each in connection with consulting services. These warrants had immediate vesting and a legal live of 5 years.

The fair value of these warrants was calculated at $622,811 and charged to consulting expenses.

In April of 2004 the board issued an aggregate of 80,000 warrants to certain key employees and management as an incentive and compensation for their contributions to Sutura. These warrants also have an exercise price of $13.58, have a 5-year exercise period and will vest in 4 years.

WARRANTS OUTSTANDING                             Total         Price            Life
                                             ---------        ---------     --------------
OUTSTANDING, DECEMBER 2001                           0
Granted                                         60,000          $4,00           10 Years
Cancelled                                            0
Exercised                                            0
OUTSTANDING, DECEMBER 2002                      60,000
Granted                                              0              0
Cancelled                                            0
Exercised                                            0
OUTSTANDING, DECEMBER 2002                      60,000
Granted in 2003                                 50,000         $ 0,01           5 Years
Granted in 2003                                 20,000         $13,58           5 Years
Cancelled in 2003                                    0
Exercised in 2003                                    0
OUTSTANDING, DECEMBER 2003                     130.000
Granted in 2004                                270,932         $13,58           5 Years
Exercised in 2004                               50.000
Cancelled in 2004                               60,000
OUTSTANDING, DECEMBER 2004                     290,932         $13,58           4,5 Years

                                      4-18

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

CONVERSION RIGHTS NOTES OUTSTANDING:

NOTES TO OFFICERS:

In September 2001, the company issued $4,000,000 unsecured 8% convertible notes payable to current members of the board of directors in order to provide the company with bridge financing. On June 25, 2002 the company issued a convertible note payable of $500,000 at the same terms to Anthony Nobles increasing the total to $4,500,000.Total notes outstanding per the end of December 2004 was $1,500,000 with conversion rights based on a company valuation of $35 million and if all converted including interest per the end of December would have increased the number of outstanding shares by approximately 643,000.

On September 17, 2004, the Company entered into an agreement with Pandora Select Partners L.P., a British Virgin Islands limited partnership, Whitebox Hedged High Yield L.P., a British Virgin Islands limited partnership, Whitebox Convertible Arbitrage Partners L.P., a British Virgin Islands limited partnership, Whitebox Intermarket Partners L.P., a British Virgin Islands limited partnership, Gary S. Kohler and Scot W. Malloy pursuant to which the Company borrowed an aggregate amount of $6,550,000 from such investors in exchange for the issuance of secured convertible promissory notes and warrants to purchase shares of common stock.

The convertible promissory notes bear interest at the annual rate of 12%. The Company is required to make aggregate quarterly interest payments on the notes of $196,500 on December 17, 2004 and on each of March 17, June 17, September 17 and December 17, 2005. Additional interest will accrue in the event that, following consummation of an anticipated Merger transaction, the Company fails to timely file a registration statement under the Securities Act of 1933, as amended, registering the resale of the shares issuable upon conversion of the secured convertible promissory notes and upon exercise of the warrants. Unless converted into common stock of the Company pursuant to the terms provided therein, the outstanding principal balance on each note is due and payable as of March 17, 2006 in a lump sum. The notes are secured by a security interest in all of the Company's assets pursuant to a security agreement.

Each noteholder may elect to convert its respective note into shares of Company's common stock at any time while any portion of the principal or interest is outstanding by providing written notice to the Company.

The conversion rate for the notes is determined by dividing the total number of outstanding shares of common stock of the Company(on a fully diluted, as converted basis, but not assuming exercise of the warrants issued to the noteholders) into $100,000,000.

The total number of warrant shares issuable to the noteholders in the aggregate is determined by dividing $6,550,000 by the conversion rate determined using the same conversion rate formula used for the notes as discussed above.

The per share exercise price for the warrant shares will be equal to the conversion rate; provided, however, that the exercise price of one-half of the warrant shares is subject to a downward adjustment, if any, one-year after the Merger to a price equal the average closing bid price of the post-Merger common stock of the surviving company for the 60-day trading period preceding the one-year anniversary of the Merger. If all of the Whitebox 1 notes are converted and all of the Whitebox warrants exercised, then as of March 31,2005, the outstanding number of shares of the Company would have increased by approximately 1,386,200


                                      4-19

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS


NOTE 16 GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2004, the Company had incurred cumulative losses of $45,138,362 (including comprehensive loss of $955,034) and net losses of $5,672,405 (including $211,040 of comprehensive loss) and $6,070,406 (including $445,636 of comprehensive loss) for the fiscal years 2004 and 2003, respectively.

In view of the matters described, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended December 31, 2004, towards (i) obtaining additional equity financing (ii) controlling of salaries and general and administrative expenses and management of accounts payable.

NOTE 17 SUBSEQUENT EVENTS

On March 4, 2005, the Company and Fusion Capital Fund II, LLC entered into an agreement pursuant to which the company borrowed $500,000 in exchange for the issuance of an unsecured convertible promissory note and warrants to purchase shares of common stock. The note bears interest at 8% per annum and all outstanding amounts of principal and interest due thereunder are payable on March 4, 2006. The company has no right to prepay the amounts due under the promissory note. At its election, Fusion may convert, at any time, all or any portion of the outstanding amounts of principal and interest due under the note into shares of Company's common stock at a conversation price equal to the lesser of (i) a price per share (on a fully-diluted basis) based on a $125,000.00 valuation for the Company or (ii) in the event that Company's common stock is at the time of conversion traded or listed on an exchange or market, then the lesser of (a) a price per share (on a fully-diluted basis) based on a $125,000.00 valuation for the Company, (b) the average closing trading prices for the ten consecutive trading days prior to the date of the note, (c) the average closing sales prices for any successor's common stock for the ten consecutive trading days beginning on the trading day immediately after consummation of any acquisition of the Company by such successor company or an initial public offering of such successor company and (d) the average of the closing sale prices for the common stock for the ten consecutive trading days prior to the second trading day immediately prior to the commencement of purchases of common stock of the successor company by Fusion pursuant to any stock purchase agreement between Fusion and such successor company.

As part of the issuance of the note to Fusion, the company also issued to Fusion a warrant to purchase that same number of shares that are determined to be issuable upon the full conversion of the note issued to Fusion. The exercise price for such shares under the warrant shall be at an amount equal to the conversion price determined for the note in accordance with the formula described above. Fusion may exercise its right to purchase the warrant shares until March 4, 2010.

If all of the Fusion notes are converted and all of the Fusion warrants exercised as of March 31, 2005, the outstanding number of shares of the company would have increased by approximately 121,000.

                                      4-20

                          SUTURA INC. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS

On March 24, 2005, the company entered into an agreement with Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., and Whitebox Intermarket Partners, L.P., pursuant to which the company borrowed an aggregate amount of $3,000,000.00 from such investors in exchange for the issuance of secured convertible promissory notes and warrants to purchase shares of common stock of the company. The notes bear interest at the annual rate of 8 %. The Company is required to make aggregate quarterly interest payments on these notes on the last day of each of June, September and December 2005 and each of March, June and September 2006. On September 30, 2006, the entire outstanding principal balance shall be due in a lump sum payment together with all then accrued, but unpaid interest.

Each note holder may elect to convert its respective note into shares of common stock of the company at any time while any portion of the principal or interest is outstanding by providing written notice to the company.

Pursuant to the agreement, an initial $1,000,000 was immediately funded to the company on March 24, 2005. The remaining $2,000,000 of the financing and the warrants attributable thereto, are being held in an escrow account and will be released upon a performance by the company of certain milestone objectives. The Company has 60 days after the closing to meet the milestone requirements set forth in the purchase agreement in order to obtain the additional $2,000,000 of debt financing from the Whitebox parties. Additionally, as part of the transaction, the Whitebox parties to this financing were granted an option right to purchase up to an additional $2,000,000 of notes and $500,000 worth of warrants, which right is exercisable until the later of 180 days following the closing date of the initial funding of this transaction, or 120 days following the effective date of the proposed merger with TVGR.

As part of this second Whitebox financing transaction, the total number of warrant shares issuable to the note holders in the aggregate is determined by dividing $375,000 by the conversion rate determined using the same conversion rate formula used above for the convertible promissory notes in this transaction. If all of the Whitebox 2 notes were converted and all of the Whitebox 2 warrants exercised, then as of March 31, 2005, the outstanding number of shares of the company would have increased by approximately 304,000

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